First Trust Exchange-Traded Fund VIII
Amended and Restated Establishment and Designation of Series

of Shares of Beneficial Interest

(Effective as of June 7, 2022)

Whereas, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the “Declaration”), of First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the “Trust”), the Board of Trustees of the Trust divided the Shares of the Trust into five series of shares of beneficial interests in the Trust (each, a “Series”): First Trust Strategic Mortgage REIT ETF, First Trust Long/Short Currency Strategy ETF, First Trust Equity Market Neutral ETF, First Trust CEF Income Opportunity ETF and First Trust Municipal CEF Income Opportunity ETF (the “Initial Series”) as set forth on Appendix A to the Declaration;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on October 25, 2016, designated two additional Series to be named EquityCompass Equity Risk Manager ETF and EquityCompass Tactical Equity Risk Manager ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 12, 2016, terminated First Trust Equity Market Neutral ETF as a series of the Trust, designated one additional Series of the Trust to be named First Trust TCW Opportunistic Fixed Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the termination and the designation;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on January 17, 2017, renamed the two Series EquityCompass Equity Risk Manager ETF and EquityCompass Tactical Equity Risk Manager ETF as EquityCompass Risk Manager ETF and EquityCompass Tactical Risk Manager ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on September 11, 2017, terminated First Trust Strategic Mortgage REIT ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the termination;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on March 5, 2018, designated an additional Series to be named First Trust TCW Unconstrained Plus Bond ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on April 23, 2018, designated one additional Series to be named First Trust Pax U.S. Equity ESG Leaders ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 11, 2018, designated two additional Series to be named First Trust Brookmont Dividend Equity ETF and First Trust Limited Duration Strategic Focus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 9 & 10, 2018, terminated First Trust Brookmont Dividend Equity ETF and First Trust Long/Short Currency Strategy ETF, and renamed First Trust Limited Duration Strategic Focus ETF as First Trust Low Duration Strategic Focus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the terminations and the name change;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on January 17, 2019, designated two additional Series to be named First Trust Buffer April ETF, and First Trust Ultra Buffer April ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 2, 2019, designated three additional Series to be named First Trust Active Factor Small Cap ETF, First Trust Active Factor Mid Cap ETF, and First Trust Active Factor Large Cap ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on September 9, 2019, changed the name of First Trust Buffer April ETF to FT Cboe Vest US Equity Buffer ETF-August; changed the name of First Trust Ultra Buffer April ETF to FT Cboe Vest US Equity Deep Buffer ETF-August; designated two additional Series to be named FT Cboe Vest US Equity Buffer ETF-November and FT Cboe Vest US Equity Deep Buffer ETF-November; and designated one additional series to be named First Trust Multi Manager Large Cap Growth ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on October 30, 2019, designated five additional Series to be named FT Cboe Vest U.S. Equity Deep Buffer ETF-February, FT Cboe Vest U.S. Equity Deep Buffer ETF-May, FT Cboe Vest U.S. Equity Buffer ETF-February, and FT Cboe Vest U.S. Equity Buffer ETF-May, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 9, 2019, designated one additional Series to be named First Trust TCW Securitized Plus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 19, 2019, designated one additional Series to be named FT Cboe Vest U.S. Equity Buffer Strategy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on March 9, 2020, designated thirteen additional Series to be named FT Cboe Vest U.S. Equity Buffer ETF-June, FT Cboe Vest U.S. Equity Buffer ETF-July, FT Cboe Vest U.S. Equity Buffer ETF-September, FT Cboe Vest U.S. Equity Buffer ETF-October, FT Cboe Vest U.S. Equity Buffer ETF-December, FT Cboe Vest U.S. Equity Buffer ETF-January, FT Cboe Vest U.S. Equity Deep Buffer ETF-June, FT Cboe Vest U.S. Equity Deep Buffer ETF-July, FT Cboe Vest U.S. Equity Deep Buffer ETF-September, FT Cboe Vest U.S. Equity Deep Buffer ETF-October, FT Cboe Vest U.S. Equity Deep Buffer ETF-December, FT Cboe Vest U.S. Equity Deep Buffer ETF-January and First Trust Alternative Strategic Focus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on May 11, 2020, changed the name of First Trust Multi Manager Large Cap Growth ETF to First Trust Multi Manager Large Growth ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 8, 2020, designated four additional Series to be named FT Cboe Vest U.S. Equity Buffer ETF-March, FT Cboe Vest U.S. Equity Buffer ETF-April, FT Cboe Vest U.S. Equity Deep Buffer ETF-March, FT Cboe Vest U.S. Equity Deep Buffer ETF-April, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, by unanimous written consent dated as of August 7, 2020, changed the name of FT Cboe Vest U.S. Equity Buffer Strategy ETF to FT Cboe Vest Fund of Buffer ETFs, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on September 14, 2020, designated ten additional Series to be named First Trust TCW Emerging Market Debt ETF, FT Cboe Vest Fund of Deep Buffer ETFs, FT Cboe Vest Growth-100 Buffer ETF-March, FT Cboe Vest Growth-100 Buffer ETF-June, FT Cboe Vest Growth-100 Buffer ETF-September, FT Cboe Vest Growth-100 Buffer ETF-December, FT Cboe Vest International Equity Buffer ETF-March, FT Cboe Vest International Equity Buffer ETF-June, FT Cboe Vest International Equity Buffer ETF-September and FT Cboe Vest International Equity Buffer ETF-December, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on November 11, 2020, designated ten additional Series to be named FT Cboe Vest U.S. Equity Quarterly Enhanced ETF, FT Cboe Vest Growth-100 Quarterly Enhanced ETF, FT Cboe Vest Growth-100 Enhanced ETF-February, FT Cboe Vest Growth-100 Enhanced ETF-May, FT Cboe Vest Growth-100 Enhanced ETF-August, FT Cboe Vest Growth-100 Enhanced ETF-November, FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-February, FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-May, FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-August and FT Cboe Vest U.S. Equity Uncapped Buffer 15 ETF-November, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 7, 2020, designated one additional Series to be named First Trust TCW ESG Premier Equity ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on March 8, 2021, designated one additional Series to be named First Trust Expanded Technology ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on April 26, 2021, designated one additional Series to be named First Trust Innovation Leaders ETF, and changed the name of FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-February; FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-May; FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-August; FT Cboe Vest U.S. Equity Uncapped Buffer15 ETF-November to FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – March; FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – June; FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – September; FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – December, respectively, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 7, 2021, designated two additional Series to be named FT Cboe Vest Dow 10 Target Income ETF and First Trust Multi-Manager Small Cap Opportunities ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, by written consent on June 28, 2021, designated one additional Series to be named First Trust SkyBridge Crypto Leaders ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on July 19, 2021, designated two additional Series to be named FT Cboe Vest Buffered Allocation Defensive ETF and FT Cboe Vest Buffered Allocation Growth ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on August 23, 2021, changed the names of FT Cboe Vest Growth-100 Buffer ETF-March, FT Cboe Vest Growth-100 Buffer ETF-June, FT Cboe Vest Growth-100 Buffer ETF-September, and FT Cboe Vest Growth-100 Buffer ETF-December to FT Cboe Vest Nasdaq®-100 Buffer ETF-March, FT Cboe Vest Nasdaq®-100 Buffer ETF-June, FT Cboe Vest Nasdaq®-100 Buffer ETF-September, and FT Cboe Vest Nasdaq®-100 Buffer ETF-December, respectively, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, by unanimous written consent dated as of September 10, 2021, changed the name of First Trust SkyBridge Crypto Leaders ETF to First Trust SkyBridge Crypto Industry and Digital Economy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on October 18, 2021, changed the name of First Trust Municipal CEF Income Opportunity ETF to First Trust Flexible Municipal High Income ETF, subject to shareholder approval of a change in the Fund’s investment strategy, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change, and the Fund subsequently changed its name on April 14, 2022;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 6, 2021, designated one additional Series to be named First Trust Multi-Manager International ETF and also changed the name of First Trust CEF Income Opportunity ETF to First Trust Income Opportunities ETF, subject to changes to the Fund’s investment strategy, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change, and the Fund subsequently changed its name on April 7, 2022;

WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on March 7, 2022, designated one additional Series to be named FT Cboe Vest Fund of Nasdaq-100 Buffer ETFs, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation; and

Now Therefore, the undersigned does hereby certify that the following Series of the Trust have been established and designated by the Trustees of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.       First Trust Income Opportunities ETF

2.       First Trust Flexible Municipal High Income ETF

3.       EquityCompass Risk Manager ETF

4.       EquityCompass Tactical Risk Manager ETF

5.       First Trust TCW Opportunistic Fixed Income ETF

6.       First Trust TCW Unconstrained Plus Bond ETF

7.       First Trust Pax U.S. Equity ESG Leaders ETF

8.       First Trust Low Duration Strategic Focus ETF

9.       FT Cboe Vest US Equity Buffer ETF-August

10.       FT Cboe Vest US Equity Deep Buffer ETF-August

11.       First Trust Active Factor Small Cap ETF

12.       First Trust Active Factor Mid Cap ETF

13.       First Trust Active Factor Large Cap ETF

14.       First Trust Multi Manager Large Growth ETF

15.       FT Cboe Vest US Equity Buffer ETF-November

16.       FT Cboe Vest US Equity Deep Buffer ETF-November

17.       FT Cboe Vest U.S. Equity Deep Buffer ETF-February

18.       FT Cboe Vest U.S. Equity Deep Buffer ETF-May

19.       FT Cboe Vest U.S. Equity Buffer ETF-February

20.       FT Cboe Vest U.S. Equity Buffer ETF-May

21.       First Trust TCW Securitized Plus ETF

22.       FT Cboe Vest Fund of Buffer ETFs

23.       FT Cboe Vest U.S. Equity Buffer ETF-June

24.       FT Cboe Vest U.S. Equity Buffer ETF-July

25.       FT Cboe Vest U.S. Equity Buffer ETF-September

26.       FT Cboe Vest U.S. Equity Buffer ETF-October

27.       FT Cboe Vest U.S. Equity Buffer ETF-December

28.       FT Cboe Vest U.S. Equity Buffer ETF-January

29.       FT Cboe Vest U.S. Equity Deep Buffer ETF-December

30.       FT Cboe Vest U.S. Equity Deep Buffer ETF-January

31.       FT Cboe Vest U.S. Equity Deep Buffer ETF-June

32.       FT Cboe Vest U.S. Equity Deep Buffer ETF-July

33.       FT Cboe Vest U.S. Equity Deep Buffer ETF-September

34.       FT Cboe Vest U.S. Equity Deep Buffer ETF-October

35.       First Trust Alternative Strategic Focus ETF

36.        FT Cboe Vest U.S. Equity Buffer ETF-March

37.       FT Cboe Vest U.S. Equity Buffer ETF-April

38.        FT Cboe Vest U.S. Equity Deep Buffer ETF-March

39.       FT Cboe Vest U.S. Equity Deep Buffer ETF-April

40.       First Trust TCW Emerging Market Debt ETF

41.       FT Cboe Vest Fund of Deep Buffer ETFs

42.       FT Cboe Vest Nasdaq®-100 Buffer ETF-March

43.       FT Cboe Vest Nasdaq®-100 Buffer ETF-June

44.       FT Cboe Vest Nasdaq®-100 Buffer ETF-September

45.       FT Cboe Vest Nasdaq®-100 Buffer ETF-December

46.       FT Cboe Vest International Equity Buffer ETF-March

47.       FT Cboe Vest International Equity Buffer ETF-June

48.       FT Cboe Vest International Equity Buffer ETF-September

49.       FT Cboe Vest International Equity Buffer ETF-December

50.       FT Cboe Vest U.S. Equity Quarterly Enhanced ETF

51.       FT Cboe Vest Growth-100 Quarterly Enhanced ETF

52.       FT Cboe Vest Growth-100 Enhanced ETF-February

53.       FT Cboe Vest Growth-100 Enhanced ETF-May

54.       FT Cboe Vest Growth-100 Enhanced ETF-August

55.       FT Cboe Vest Growth-100 Enhanced ETF-November

56.       FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF - March

57.       FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF - June

58.       FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF - September

59.       FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF - December

60.       First Trust TCW ESG Premier Equity ETF

61.       First Trust Expanded Technology ETF

62.       First Trust Innovation Leaders ETF

63.       FT Cboe Vest Dow 10 Target Income ETF

64.        First Trust Multi-Manager Small Cap Opportunities ETF

65.       First Trust SkyBridge Crypto Industry and Digital Economy ETF

66.       FT Cboe Vest Buffered Allocation Defensive ETF

67.       FT Cboe Vest Buffered Allocation Growth ETF

68.       First Trust Multi-Manager International ETF

69.       FT Cboe Vest Fund of Nasdaq-100 Buffer ETFs

1.       Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.       The number of authorized Shares of each Series is unlimited.

3.       Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.       With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.       The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.       The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.       Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of June 7, 2022.

/s/ Erin Klassman

   Erin Klassman, Assistant Secretary

State of Illinois	)
) SS.
County of DuPage	)

 Then personally appeared the above-named person(s) who are known to me to be the Assistant Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this June 7, 2022.

/s/ Sandra Kim Streit

Notary Public

My Commission Expires: 5/28/2025